UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2010

Surface Coatings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-145831	20-8611799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2007 Industrial Blvd, Suite A, Rockwall, Texas 75087
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 722-7351

_________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On April 1, 2010, the Board of Directors of Surface Coatings, Inc. (the “Company”), appointed Jeanne Pietrykowski to serve as Vice President and Treasurer of Surface Coatings, Inc. Such appointment will continue until the next annual meeting.

Jean (Jeannie) T Pietrykowski. Office Manager - Surface Armor LLC, Rockwall, Texas - 2006 to present
Where she is responsible for office management, bookkeeping, accounts receivable, collections, accounts payable, payroll, shipping, receiving, and reception. From 1989 to 2006 she handled accounts receivable and accounts payable for Associated Bag Company, Milwaukee, Wisconsin where her responsibilities included clerical functions, reconciliations and collections. Prior to that Ms. Pietrykowski worked as Manager for Hallmark Gold Crown Retail Store, Milwaukee, Wisconsin from  1985to1989 and as a part-time Secretary for Risen Christ Lutheran School, Milwaukee, Wisconsin from 1982 to1986. Ms. Pietrykowski is married to our President, Richard Pietrykowski. Ms. Pietrykowski has no employment agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2010	By:	/s/ Richard Pietrykowski
Richard Pietrykowski
President and Chief Executive Officer